                     SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES EXCHANGE ACT
                   OF 1934 (AMENDMENT NO.     )
                                         -----


Filed by the Registrant  [X]
Filed by a Party other than the Registrant  [ ]


Check the appropriate box:

[ ] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only
      (as permitted by Rule 14a-6(e)(2))
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12


   NORTH AMERICAN SCIENTIFIC, INC.
--------------------------------------------------------------------------------
(Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    (1)  Title of each class of securities to which transaction applies:

         ----------------------------------------------------------------------

    (2)  Aggregate number of securities to which transaction applies:

         ----------------------------------------------------------------------

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

         ----------------------------------------------------------------------

    (4)  Proposed maximum aggregate value of transaction:

         ----------------------------------------------------------------------

    (5)  Total fee paid:

         ----------------------------------------------------------------------



[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1)  Amount Previously Paid:

         ----------------------------------------------------------------------

    (2)  Form, Schedule or Registration Statement No.:

         ----------------------------------------------------------------------

    (3)  Filing Party:

         ----------------------------------------------------------------------

    (4)  Date Filed:

         ----------------------------------------------------------------------

Notes:

                  NORTH AMERICAN SCIENTIFIC, INC.
                       7435 GREENBUSH AVENUE
                     NORTH HOLLYWOOD, CA 91605


                                                           February 25, 1997

Notice of Annual Stockholders Meeting:

You are hereby notified that the Annual Meeting of Stockholders of North American Scientific, Inc. (the "Company") will be held at the Holiday Inn located at 150 East Angeleno, Burbank, California at 10:00 a.m. local time, on Friday, March 28, 1997, for the following purposes:

1.  To elect 5 directors to hold office until the 1998 Annual Meeting.

2. To consider a proposal to amend the Company's Amended and Restated 1996 Stock Option Plan.

3. To consider a proposal to ratify the selection of Price Waterhouse LLP as independent auditors of the Company for the fiscal year ending October 31, 1997.

4. To transact such other business as may properly come before the Meeting or any adjournment thereof.

The Board of Directors has fixed the close of business on February 21, 1997 as the record date for the determination of stockholders entitled to notice of and to vote at the Meeting.

You are urged to attend the Meeting in person. Whether or not you expect to be present in person at the Meeting, please date, sign and return the enclosed proxy in the envelope provided.

                                       By Order of the Board of Directors



                                       L. Michael Cutrer
                                       PRESIDENT

                  NORTH AMERICAN SCIENTIFIC, INC.

                      ----------------------

                       7435 GREENBUSH AVENUE
                     NORTH HOLLYWOOD, CA 91605

                1997 ANNUAL MEETING OF STOCKHOLDERS
                          MARCH 28, 1997
                          PROXY STATEMENT

                              GENERAL

This Proxy Statement and the accompanying proxy are furnished to stockholders of North American Scientific, Inc. (the "Company") in connection with the solicitation of proxies by the Company's Board of Directors for use at the 1997 Annual Meeting of Stockholders (the "Meeting") to be held at the Holiday Inn located at 150 East Angeleno, Burbank, California at 10:00 a.m. local time, on Friday, March 28, 1997, for the purposes set forth in the accompanying Notice of Meeting. This Proxy Statement, the form of proxy included herewith and the Company's Annual Report for the fiscal year ended October 31, 1996 are being mailed to stockholders on or about February 25, 1997.

Stockholders of record at the close of business on February 21, 1997 are entitled to notice of and to vote at the Meeting. On such date, there were outstanding 3,028,201 shares of common stock, par value $0.01 per share, of the Company (the "Common Stock"). The presence, in person or by proxy, of the holders of a majority of the shares of Common Stock outstanding and entitled to vote at the Meeting is necessary to constitute a quorum. In deciding all questions, each holder of Common Stock shall be entitled to one vote, in person or by proxy, for each share held on the record date.

Votes cast by proxy or in person at the Meeting will be tabulated by the election inspector appointed for the Meeting and will determine whether or not a quorum is present. The election inspector will treat abstentions as shares that are present and entitled to vote but not as voted for purposes of determining the approval of any matter submitted to the stockholders for a vote.
Abstentions will have the same effect as negative votes. If a broker indicates on the proxy that it does not have discretionary authority as to certain shares to vote on a particular matter, those shares will not be considered as present and entitled to vote with respect to that matter.

Properly executed proxies will be voted in the manner directed by the stockholders. If no direction is made, such proxies will be voted FOR the election of all nominees named under the caption "Election of Directors" as set forth herein as directors of the Company, FOR approval of the amendment to the Company's Amended and Restated 1996 Stock Option Plan and FOR the ratification of the selection of Price Waterhouse LLP as independent auditors for the fiscal year ending October 31, 1997. Any proxy may be revoked by the stockholder at any time prior to the voting thereof by notice in writing to the Secretary of the Company, either prior to the Meeting (at the above address) or at the Meeting if the stockholder attends in person. A later dated proxy will revoke a prior dated proxy. As of the date of this Proxy Statement, the Board of Directors knows of no other business which will be presented for consideration at the Meeting. If other proper matters are presented to the Meeting, however, it is the intention of the proxy holders named in the enclosed form of proxy to take such actions as shall be in accordance with their best judgment.

The information contained in this Proxy Statement relating to the occupations and security holdings of directors and officers of the Company and their transactions with the Company is based upon information received from each individual as of January 15, 1997.

                       ELECTION OF DIRECTORS

The nominees for election as a director of the Company are as follows:

    Name                          Age       Director Since
    ----                          ---       --------------

    Irwin J. Gruverman            63             1989

    L. Michael Cutrer             41             1989

    Larry Berkin                  60             1996

    Dr. Allan M. Green            52             1996

    Michael C. Lee                46             1996

Irwin J. Gruverman has been the Chairman and a director of the Company since December 31, 1989. Mr. Gruverman has been a partner in G&G Diagnostics Limited Partnership, a venture capital limited partnership, since 1990. Mr. Gruverman founded and has been the Chief Executive Officer and a director of Microfluidics International Corporation, a company that manufactures process devices for pharmaceutical and other manufacturing uses and conducts drug delivery testing, since 1982. Mr. Gruverman founded and served as the Executive Vice President of New England Nuclear, a radioactive materials business, from 1961 to 1981. Mr. Gruverman also serves as a director of InVitro International, Inc., Fiberchem International, Inc. and Endogen, Inc.

L. Michael Cutrer has been the President and Chief Executive Officer and a director of the Company since November 27, 1989. Prior thereto, Mr. Cutrer was employed by Isotope Products Laboratory, Inc., a radioisotope manufacturing company from 1982 to 1990. During such employment, Mr. Cutrer acted as a manager of industrial product manufacturing, research and development.

Larry Berkin has been a certified public accountant with Berkin Accountancy Corp., a company he founded, since 1968. His practice focuses primarily on management and taxation, including providing advice on operations, finances, investments, negotiations, real estate and taxes.

Dr. Allan M. Green has been Vice President, Pharmaceutical/Biomedical Products for ML Strategies, Inc. since 1990. ML Strategies, Inc. is the consulting affiliate of the law firm of Mintz Levin Cohn Ferris Glovsky and Popeo PC, of which Dr. Green is of counsel. Dr. Green has formerly served as President of the Biotechnology Data Group in Cambridge, Massachusetts and as a consultant to many major pharmaceutical companies and investors in the pharmaceutical industry. Dr. Green is the author of many scientific papers in biochemistry and drug development and is well known for his Issues and Commentary series, which analyzes the competitive commercial aspects and potential markets for emerging pharmaceutical technologies. Dr. Green is a director of Sheffield Medical Technologies, Inc.

Michael C. Lee has been the President and Chief Executive Officer of East Coast Food Products, Inc., a wholesale food distributor, since 1976. Mr. Lee is a director of Prime Spot Media, Inc.

The Board of Directors knows of no reason why any of the foregoing nominees will be unavailable to serve, but, in the event of any such unavailability, the proxies received will be voted for such substitute nominees as the Board of Directors may recommend.

                HOLDINGS OF STOCKHOLDERS, DIRECTORS
                      AND EXECUTIVE OFFICERS

The following table sets forth information regarding the beneficial ownership of the Company's Common Stock as of January 15, 1997 by (i) each person who is known by the Company to own more than 5% of the Company's outstanding Common Stock, (ii) each of the Company's directors and nominees; and (iii) all existing directors and executive officers of the Company as a group:

                                                           Approximate
                                  Amount and Nature of     Percent of
Name and Address (1)              Beneficial Ownership      Ownership
--------------------              --------------------      ---------

Irwin J. Gruverman                       324,000(2)         10.6%

L. Michael Cutrer                        322,500(3)         10.4%

Irwin A. Olian                           215,000             7.1%

Larry Berkin                             192,800             6.4%

Dr. Allan M. Green                             0              *

Michael C. Lee                            84,300             2.8%

All existing directors and               923,600 (2)(3)     29.5%
executive officers as a group
 (5 persons)
-------------------------

*Denotes less than 1%

(1) The address of each five percent stockholder is c/o the Company, 7435 Greenbush Avenue, North Hollywood, California, with the exception of Irwin
    A. Olian, whose address is 415 Caroll Avenue, Venice, CA  90291
(2) Includes 19,000 shares held in a fund of which the reporting person is general partner and 40,000 shares subject to outstanding options which are immediately exercisable.
(3) Includes 60,000 shares subject to outstanding options which are immediately exercisable; also includes 12,500 shares owned by the reporting person's spouse over which the reporting person disclaims beneficial ownership.

COMPENSATION OF DIRECTORS

All directors and officers of the Company are elected annually to serve for a term of one year and until their successors are elected and qualified. All directors may be reimbursed for certain expenses incurred in connection with attending Board meetings. Mr. Gruverman does not receive a salary as Chairman.

Upon their election in 1996, Messrs. Berkin, Green and Lee were granted stock options exercisable for 40,000 shares of Common Stock at an exercise price equal to the fair market value of the Common Stock on the date of their election. Fifty percent (50%) of such stock options vest on the first anniversary date of the grant, with the remaining options vesting on the second anniversary date of the grant.

If elected as directors of the Company at each Annual Meeting of Stockholders of the Company, and subject to the stockholders' approval of the proposal to amend the Company's Amended and Restated 1996 Stock Option Plan, Messrs. Gruverman, Berkin, Green and Lee shall each receive stock options exercisable for 10,000 shares of Common Stock with an exercise price equal to the fair market value of the Common Stock on the business day prior to the date such directors are elected. Fifty percent (50%) of such stock options will vest on the first anniversary date of the grant of the stock options with the remaining stock options vesting on the second anniversary date of the grant of such options.



COMMITTEES; BOARD MEETINGS

The Board of Directors of the Company held six telephonic meetings during the fiscal year ended October 31, 1996, and the Board acted twice by unanimous written consent. The Company does not have standing audit, nominating or compensation committees of its Board of Directors.


                      EXECUTIVE COMPENSATION

The following table sets forth the compensation paid to the Company's Chief Executive Officer for the fiscal year ended October 31, 1996. No other officer of the Company received total annual salary and bonus in excess of $100,000 for such period.


                    SUMMARY COMPENSATION TABLE

                                                                         Long Term
                                                                        Compensation
                                       Annual Compensation                 Awards
                                       -------------------                 ------
                                                          Other Annual
                                                          Compensation   Securities
      Name and                                            ------------   Underlying       All Other
  Principal Position      Year   Salary ($)   Bonus ($)      ($)(1)      Options (#)   Compensation ($)
  ------------------      ----   ----------   ---------      ------      -----------   ----------------
L. Michael Cutrer,        1996    $91,404      $2,500          $0            $0               $0
Chief Executive Officer   1995    $75,673      $4,000          $0            $0               $0
                          1994    $69,225      $4,300          $0            $0               $0


-----------------
(1) Mr. Cutrer did not receive other compensation in aggregate exceeding $50,000 or 10% of the compensation reported in the table in any of the fiscal years ended October 31, 1996, 1995 or 1994.


Stock Options

There were no options granted to the Chief Executive Officer during the fiscal year ended October 31, 1996. The following table sets forth information concerning options held by the Company's Chief Executive Officer:

          AGGREGATE OPTION EXERCISES IN LAST FISCAL YEAR
                 AND FISCAL YEAR END OPTION VALUES
                                                    Number of
                                                    Securities       Value of
                                                    Underlying     Unexercised
                                                   Unexercised     In-the-Money
                                                    Options at      Options at
                                                    10/31/96(#)   10/31/96($)(1)
                      Shares                        -----------   --------------
                    Acquired on       Value        Exercisable/    Exercisable/
             Name   Exercise (#)   Realized ($)   Unexercisable   Unexercisable
L. Michael Cutrer        0              0            40,000/0         $0/0
-------------------------

(1) Calculated upon the difference between the exercise price and the fair market value at fiscal year-end.


Effective November 1, 1996, L. Michael Cutrer was granted options exercisable for 100,000 shares of the Company's Common Stock at an exercise price of $1.05 per share, the fair market value of the Common Stock at the time of the grant. The terms of the option grant provide for sixty percent (60%) of the options to vest immediately, with the balance vesting fifty percent (50%) per year over two years.


      PROPOSAL TO AMEND THE AMENDED AND RESTATED 1996 STOCK OPTION PLAN

The Board of Directors recommends that the stockholders amend the Amended and Restated 1996 Stock Option Plan of the Company (the "Plan") to increase the number of shares that may be issued pursuant to the Plan from 500,000 shares to 1,000,000 shares. A copy of the Plan, as proposed to be amended, is attached to this Proxy Statement as Exhibit A. The Board of Directors believes that an increase in the number of shares authorized for issuance is necessary and desirable in order to maintain the efficacy of the Plan by allowing further grants to be made thereunder at the discretion of the Board of Directors. More specifically, the Board believes that an increase in the number of potentially issuable shares will allow management of the Company to continue to provide incentives to employees, directors and consultants of the Company, thus enhancing the value of the Company for the benefit of stockholders. The Plan was originally approved by the Board of Directors on April 1, 1996, and received stockholder approval at the Company's 1996 Annual Meeting held on May 14, 1996. The following summary of certain provisions of the Plan is subject to the complete text of the Plan attached to this Proxy Statement as Exhibit A.

TYPES OF AWARDS

The Plan permits the granting of stock options, including incentive stock options.

AUTHORITY OF THE BOARD OF DIRECTORS

The Plan is administered by the Board of Directors of the Company.  The
Board has the authority to make grants and determine their terms, subject to the provisions of the Plan, and has the authority to interpret the provisions of the Plan, to adopt any rules, procedures and forms necessary for the operation and administration of the Plan, and to determine all questions relating to the eligibility and other rights of all persons under the Plan. All directors, key employees of the Company, and certain consultants to the Company and any subsidiaries and affiliates are eligible to be participants.

SHARES SUBJECT TO PLAN

An aggregate of 500,000 shares of Common Stock were originally authorized for issuance pursuant to the Plan, such number of shares being subject to adjustment in the event of a merger, consolidation, stock dividend, split-up, combination, or exchange of shares, recapitalization or change in capitalization with respect to the shares of Common Stock. The shares of stock deliverable under the Plan may consist in whole or in part of unissued shares or reacquired shares. If a grant expires or is canceled, any shares which were not issued or fully vested under the grant at the time of expiration or cancellation will again be available for grants. Of the 500,000 shares originally authorized, options for 437,500 shares have been granted as of the date of this Proxy Statement.

STOCK OPTIONS

Options which are issuable under the Plan may be either "Incentive Stock Options," as defined in section 422 of the Internal Revenue Code, or options not intended to be so qualified ("Non-qualified Options"). The Board may grant more than one option to a participant during the life of the Plan, and such option may be in addition to an option or options previously granted; provided, however, that the aggregate fair market value of stock with respect to which Incentive Stock Options are exercisable for the first time by such individual during any calendar year (under all stock option plans of the Company and any subsidiaries) may not exceed $100,000. All options (both Incentive Stock Options and Non-qualified Stock Options) are exercisable at no less than 100% of the fair market value of the shares on the date of grant, subject to anti-dilution provisions; provided, however, that if any Incentive Stock Option is granted to an individual who owns more than 10% of the total combined voting power of all classes of stock of the Company, actually or constructively under
Section 425(d) of the Internal Revenue Code, such option is exercisable at 110% of the fair market value of the stock subject to the option.

No option is exercisable following three months after termination of employment with the Company (or such shorter or longer period as the option may provide) unless such termination of employment occurs by reason of disability or death. In the event of the disability or death of an optionee while an employee of the Company or any subsidiary of the Company, the options or unexercisable portions thereof, to the extent exercisable on the date of disability or death, are exercisable at any time for a period not to exceed the expiration of one year from the date of disability or death (or such shorter period as the option may provide). In no event, however, may an option be exercisable after the expiration of ten years from the date such option was granted (five years in the case of Incentive Stock Options granted to an optionee owning more than 10% of the voting power of stock of the Company as contemplated by Section 425(d) of the Internal Revenue Code), or beyond the term for which it was granted.

Except as provided otherwise by Board of Director resolution, payment for shares of Common Stock purchased upon exercise of an option granted under the Plan must be made in full at the time of such exercise, whether in cash, shares of the Company's Common Stock (valued at fair market value), by a note payable to the Company, or in a combination of cash, notes, and shares of stock.

ADJUSTMENTS

If there is a merger, consolidation, stock dividend, split-up, combination or exchange of shares, recapitalization or change in capitalization with respect to the shares of Common Stock, or any other corporate action with respect to the shares of Common Stock which, in the opinion of the Board of Directors, adversely affects the relative value of a grant, the number of shares and the exercise price (in the case of an option) of any grant which is outstanding at the time of that event will be adjusted to the extent necessary to remedy the adverse effect on the grant's value.

FEDERAL INCOME TAX CONSEQUENCES

With respect to Non-qualified Options, the difference between the option price and the fair market value of the stock on the date the option is exercised is taxable as ordinary income to the optionee and is deductible by the Company as compensation on such date except as described in the next paragraph. Any gain or loss on the subsequent sale of such stock is eligible for capital gain or loss treatment by the optionee and will have no federal income tax consequences to the Company.

With respect to Non-qualified Options, the Internal Revenue Code provides that so long as the sale of the stock at a profit could subject a person to suit under Section 16(b) of the Securities Exchange Act of 1934, the stock will be subject to a substantial risk of forfeiture. Accordingly, unless the election provided by Section 83(b) of the Internal Revenue Code is made, upon exercise of a Non-qualified Option by an officer or director or 10% stockholder of the Company, no income will be recognized (assuming no sale is made by the optionee during the next six months), nor will the capital gain holding period begin to run or the Company be allowed a deduction, until the six month period prescribed by Section 16(b) has lapsed. The income to the optionee and deduction to the Company will be determined on the basis of the fair market value of the stock on the date of lapse.

An exchange of Common Stock in payment of the option price in the case of a Non-qualified Option is considered a tax-free exchange by the optionee to the extent of a like number of new shares, with the new shares retaining the basis and holding period of the old shares. The fair market value of any additional shares transferred to the optionee (representing the excess of the fair market value of all of the new shares over the fair market value of all of the old shares) will constitute ordinary income to the optionee and be deductible by the Company. This amount then becomes the optionee's basis in such shares.

With respect to Incentive Stock Options, if the optionee does not make a disqualifying disposition of stock acquired on exercise of such option, no income for federal income tax purposes will result to such optionee upon the granting or exercise of the option (except that the amount by which the fair market value of the stock at time of exercise exceeds the option price will be a tax preference item under the expanded alternative minimum tax), and in the event of any sale thereafter any amount realized in excess of his cost will be taxed as long term capital gain and any loss sustained will be long term capital loss. In such case, the Company will not be entitled to a deduction for federal income tax purposes in connection with the issuance or exercise of the option.
A disqualifying disposition will occur if the optionee makes a disposition of such shares within two years from the date of the granting of the option or within one year after the transfer of such shares to him. If a disqualifying disposition is made, the difference between the option price and the lesser of
(i) the fair market value of the stock at the time the option is exercised or
(ii) the amount realized upon disposition of the stock, will be treated as ordinary income to the optionee at the time of disposition and will be allowed as a deduction to the Company.

An exchange of Common Stock in payment of the option price in the case of an Incentive Stock Option, if the exchange is not a disqualifying disposition of the stock exchanged, is considered to be tax-free. Under Internal Revenue Service proposed regulations, a number of shares received upon exercise equal to the number of shares exchanged will have a basis equal to the basis of the shares exchanged and the remaining shares received will have a zero basis.

A portion of the excess of the amount deductible by the Company over the value of options when issued may be subject to the alternative minimum tax imposed on corporations.

The described tax consequences are based on current laws, regulations and interpretations thereof, all of which are subject to change. In addition, the discussion is limited to federal income taxes and does not attempt to describe state and local tax effects which may accrue to participants or the Company.

The following table sets forth the number of stock options that would have been issued during the last fiscal year assuming the Plan, and the formula for calculation of grants of options for non-employee directors, had been in effect. Awards to the Company's Chief-Executive Officer and to non-executive officer employees remain at the discretion of the Board of Directors.

                                             Number of Shares
     Name of Position                   Underlying Options Granted
     ----------------                   --------------------------

     Chief Executive Officer                         0
     Executive Group                                 0
     Non-Executive Director Group               40,000
     Non-Executive Officer Employee Group            0

VOTE REQUIRED

The affirmative vote of a majority of outstanding shares of Common Stock at the Meeting at which a quorum is present, is necessary to approve this proposal to amend the Company's Amended and Restated 1996 Stock Option Plan.

THE BOARD RECOMMENDS THAT THE STOCKHOLDERS VOTE IN FAVOR OF THE PROPOSAL TO AMEND THE AMENDED AND RESTATED 1996 STOCK OPTION PLAN.


            PROPOSAL TO RATIFY SELECTION OF INDEPENDENT
                   CERTIFIED PUBLIC ACCOUNTANTS

The firm of Price Waterhouse LLP has audited the books and records of the Company since October 1993 and the Board of Directors desires to continue the services of this firm for the current fiscal year ending October 31, 1997. Accordingly, the Board of Directors will recommend at the Meeting that the stockholders ratify the appointment of the firm of Price Waterhouse LLP to audit the accounts of the Company for the current fiscal year. Representatives of that firm are expected to be present at the Meeting with the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

THE BOARD RECOMMENDS THAT STOCKHOLDERS VOTE IN FAVOR OF RATIFICATION OF THE SELECTION OF PRICE WATERHOUSE LLP.


               COMPLIANCE WITH SECTION 16(a) OF THE
                  SECURITIES EXCHANGE ACT OF 1934

The Company is required to report to its stockholders those directors, officers and owners of more than 10% of any class of the Company's equity securities registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), who fail to timely file reports of beneficial ownership and changes in beneficial ownership, as required by Section 16(a) of the Exchange Act.

Upon a review of these reports, the Company believes that all reports were filed on a timely basis, with the exception of one Form 4 report for Larry Berkin to disclose one transaction in December 1996, which was untimely filed.

                           MISCELLANEOUS

The Company's Annual Report for the fiscal year ended October 31, 1996 is being mailed to stockholders contemporaneously with this Proxy Statement.

COST OF SOLICITATION

All expenses incurred in the solicitation of proxies will be borne by the Company. In addition to the use of the mails, proxies may be solicited on behalf of the Company by directors, officers and employees of the Company or by telephone or telecopy. The Company will reimburse brokers and others holding Common Stock as nominees for their expenses in sending proxy material to the beneficial owners of such Common Stock and obtaining their proxies.

PROPOSALS OF SECURITY HOLDERS

Proposals of security holders intended to be presented at the 1998 Annual Meeting must be received by the Company for inclusion in the Company's Proxy Statement and form of proxy relating to that meeting no later than October 28, 1997.

                                   By order of the Board of Directors.



                                   L. Michael Cutrer
                                   PRESIDENT

Dated: February 25, 1997

                             EXHIBIT A

                  NORTH AMERICAN SCIENTIFIC, INC.

                       AMENDED AND RESTATED
                      1996 STOCK OPTION PLAN
                    (AS PROPOSED TO BE AMENDED)

1. PURPOSE OF THE PLAN. Under this 1996 Stock Option Plan (the "Plan") of North American Scientific, Inc. (the "Company") options may be granted to eligible employees, directors and consultants to purchase shares of the Company's capital stock. The Plan is designed to enable the Company to attract, retain, and motivate its employees, directors and consultants by providing for or increasing the proprietary interests of such individuals in the Company. The Plan provides for options which qualify as incentive stock options ("Incentive Options") under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), as well as options which do not so qualify ("Nonstatutory Options"). Any option granted under this Plan shall be clearly identified as either an Incentive Option or a Nonstatutory Option.

2. STOCK SUBJECT TO PLAN. The aggregate number of shares which may be issued under options is 1,000,000 shares of the Company's Common Stock, $0.01 par value ("Common Stock"), subject to the adjustments hereinafter provided. Such number of shares shall be reserved by the Company for options granted under this Plan. The shares which may be issued or delivered under the Plan may be either authorized but unissued shares or treasury shares or partly each. Shares of stock subject to the unexercised portions of any options granted under this Plan which expire or terminate or are canceled may again be subject to options under the Plan.

3. ELIGIBILITY. The employees eligible to be considered for the grant of Incentive Options hereunder are all employees (including directors) regularly employed by the Company. All such employees and all nonemployed directors or consultants to the Company shall also be eligible to receive Nonstatutory Options hereunder.

4. $100,000 INCENTIVE OPTION EXERCISE LIMITATION. The aggregate fair market value of the stock for which Incentive Options granted to any one eligible employee under this Plan and under all incentive stock option plans of the Company, its parent(s) and any subsidiaries, may by their terms first become exercisable during any calendar year shall not exceed $100,000, determining fair market value of the stock subject to any option as of the time that option is granted. If the date on which one or more Incentive Options could be first exercised would be accelerated pursuant to any other provision of the Plan or any stock option agreement referred to in Section 10, or an amendment thereto, and the acceleration of such exercise date would result in a violation of the restriction set forth in the preceding sentence, then notwithstanding any such other provision the exercise date of such Incentive Options shall be accelerated only to the extent, if any, that is permitted under Section 422 of the Code and the exercise date of the Incentive Options with the lowest option prices shall be accelerated first. Any exercise date which cannot be accelerated without violating the $100,000 restriction of this section shall nevertheless be accelerated, and the portion of the option becoming exercisable thereby shall be treated as a nonstatutory option.

5. OPTION PRICE. The purchase price at which each stock option may be exercised (the "Option Price") shall be such price as the Board of Directors, in its discretion, shall determine, and, in the case of Incentive Options, shall not be less than one hundred percent (100%) of the fair market value per share of the Common Stock covered by the Incentive Option on the date of grant, except that in the case of an Incentive Option granted to an employee who, immediately prior to such grant, owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any subsidiary (a "Ten Percent Employee"), the Option Price shall not be less than one hundred ten percent (110%) of such fair market value on the date of grant. For purposes of this Section 5, the fair market value of the Common Stock shall be determined as provided in Section
    11. For purposes of this Section 5, an individual (a) shall be considered as owning not only shares of the Common Stock owned individually but also all shares that are at the time owned, directly or indirectly, by or for the spouse, ancestors, lineal descendants and brothers and sisters (whether by the whole or half blood) of such individual, and (b) shall be considered as owning proportionately any shares owned, directly or indirectly by or for any corporation, partnership, estate or trust in which such individual shall be a shareholder, partner or beneficiary.

6. EXERCISE OF OPTION. The option agreement may provide for partial exercise in installments. Exercisable options may be exercisable in full or in part. The period of time in which an option may be exercised shall be the period designated in the option. In the case of an Incentive Option such period shall not exceed ten (10) years from the date the option is granted and with respect to a Ten Percent Employee, such period of time shall not exceed five (5) years from the date the Incentive Option is granted. No Nonstatutory Option shall be exercisable after the expiration of ten years from the date of grant. An option to the extent exercisable at any time may be exercised in whole or in part.

7. PAYMENT OF OPTION PRICE. Payment for stock purchased under any exercise of an option granted under this Plan shall be made in full in cash concurrently with such exercise. Alternatively, such payment may be made in whole or in part with shares of the same class of stock as that then subject to the option, delivered in lieu of cash concurrently with such exercise, the shares so delivered to be valued on the basis of the fair market value of stock (determined in a manner provided in Section 11 hereof) provided that the Company is not then prohibited from purchasing or acquiring shares of such stock.

        Notwithstanding the foregoing, the Company shall not be obligated to accept payment of the exercise price pursuant to this Section 7 unless the stock tendered as payment for the exercise price has been held by the optionee for at least six months. The Company also has the discretion to refuse any other method of payment that would cause the Plan or the option agreements issued thereunder to be treated for accounting purposes as creating stock appreciation rights or other "variable stock plan" characteristics which would cause the Company to recognize a charge to earnings.

8. NONTRANSFERABILITY. Any option granted under this Plan shall by its terms be nontransferable by the optionee other than by will or the laws of descent and distribution and is exercisable during the optionee's lifetime only by him or by his guardian or legal representative.

9.  TERMINATION OF OPTION.  In the case of Incentive Options:

    a. If the employment or other service to the Company or a subsidiary of an optionee (whether employee, nonemployed director, or consultant) who is not disabled within the meaning of Section 422(c)(6) of the Code (a "Disabled Optionee") is terminated without cause, quits or retires under any retirement plan of the Company or a subsidiary, any then outstanding and exercisable stock option held by such an optionee shall be exercisable, in accordance with the provisions of the stock option agreement referred to in Section 10, by such optionee at any time prior to the expiration date of such stock option or within three months after the date of termination of employment or service, whichever is the shorter period;


    b. If the employment of an optionee who is a Disabled Optionee is terminated without cause or if the service of a nonemployed director or consultant terminates because such individual becomes a Disabled Optionee, any then outstanding and exercisable stock option held by such an optionee shall be exercisable, in accordance with the provisions of the stock option agreement referred to in Section 10, by such an optionee at any time prior to the expiration date of such stock option or within one year after the date of such termination of employment or service, whichever is the shorter period;

    c. Following the death of an optionee during employment or of a nonemployed director or consultant while serving as a director or consultant of the Company or a subsidiary, any outstanding and exercisable stock option held by such an optionee at the time of death shall be exercisable, in accordance with the provisions of the stock option agreement referred to in Section 10, by the person or persons entitled to do so under the will of the optionee, or, if the optionee shall fail to make testamentary disposition of the stock option or shall die intestate, by the legal representative of the optionee at any time prior to the expiration date of such stock option or within one year after the date of death, whichever is the shorter period.

        For all options issued hereunder, if the Company terminates the employment of an optionee for cause, all outstanding stock options held by the optionee at the time of such termination shall automatically terminate unless the Board of Directors notifies the optionee that his options will not terminate. A termination "for cause" shall be defined under each written option agreement issued pursuant to Section 10.

        Whether termination of employment or other service is a termination "for cause" and whether an optionee is disabled within the meaning of
    Section 422(c)(6) of the Code shall be determined in each case, in its discretion, by the Board of Directors and any such determination by the Board of Directors shall be final and binding.

10. WRITTEN OPTION AGREEMENT. All options granted pursuant to the Plan shall be evidenced by written option agreements. Such option agreements shall comply with and be subject to all of the terms, conditions, and limitations set forth in this Plan and such further provisions, not inconsistent with this Plan, as the Board of Directors shall deem appropriate.

11. DETERMINATION OF FAIR MARKET VALUE. Fair market value of the Common Stock shall be the closing price of the Common Stock on the Vancouver Stock Exchange (or such successor exchange or automated quotation system upon which the Common Stock becomes listed) on the day prior to the grant.

12. ADJUSTMENTS. If the outstanding shares of stock of the class then subject to this Plan are increased or decreased, or are changed into or exchanged for a different number or kind of shares or securities, as a result of one or more reorganizations, recapitalization, stock splits, reverse stock splits, stock dividends or the like, appropriate adjustments shall be made in the number and/or kind of shares or securities for which options may thereafter be granted under this Plan and for which options then outstanding under this Plan may thereafter be exercised. The Board of Directors shall make such adjustments as it may deem fair, just and equitable to prevent substantial dilution or enlargement of the rights granted to or available for optionees. No adjustment provided for in this
    Section 12 shall require the Company to issue or sell a fraction of a share or other security.

        If any such adjustment provided for in this Section 12 requires the approval of stockholders in order to enable the Company to grant Incentive Options, then no such adjustment shall be made without the required stockholder approval. Notwithstanding the foregoing, in the case of Incentive Options, if the effect of any such adjustment would be to cause the stock option to fail to continue to qualify as an Incentive Option or to cause a modification, extension or renewal of such stock option within the meaning of Section 424 of the Code, the Board of Directors may elect that such adjustment not be made but rather shall use reasonable efforts to effect such other adjustment of each then outstanding stock option as the Board of Directors, in its sole discretion, shall deem equitable and which will not result in any disqualification, modification, extension or renewal (within the meaning of Section 424 of the Code) of such Incentive Option.

13. ADMINISTRATION. The Plan shall be administered by the Board of Directors. The Board of Directors may interpret the Plan, prescribe, amend and rescind any rules or regulations necessary or appropriate for the administration of the Plan, and make all determinations, in its discretion, as to which eligible employees will receive options, the number of shares subject to the options and the exercise price. In addition, the Board of Directors may make such other determinations and take such other action it deems necessary or advisable. Without limiting the generality of the foregoing, the Board of Directors may, in its discretion, treat all or any portion of any period during which a participant is on military or other approved leave of absence from the Company or a subsidiary as a period of employment of such participant by the Company or such subsidiary, as the case may be, for purposes of accrual of his rights under his awards; provided, however, that no Incentive Option may be awarded to an employee while he is on leave of absence.

14. LIMITATIONS RESPECTING INCENTIVE OPTIONS. It is the intent of the Company to conform strictly to the requirements of Code Section 422 with regard to Incentive Options granted pursuant to this Plan. Therefore, notwithstanding any other provision of this Plan, nothing herein with regard to Incentive Options shall contravene any requirement set forth in Code Section 422 and if inconsistent provisions are otherwise found herein, they shall be deemed void and unenforceable or automatically amended to conform, as the case may be.

15. RIGHTS AS A STOCKHOLDER. An optionee, or his executor, administrator or legatee if he be deceased, shall have no rights as a stockholder with respect to any stock covered by his option under the date of issuance of the stock certificate to him or such stock after receipt of the consideration in full set forth in the option agreement or as may be approved by the Board of Directors. Except as provided in Section 12 hereof, no adjustments shall be made for dividends, whether ordinary or extraordinary, whether in cash, securities, or other property, for distributions in which the record date is prior to the date for which the stock certificate is issued.

16. MODIFICATION, EXTENSION AND RENEWAL. Subject to the conditions of, and within the limitations prescribed in, Section 14, hereof, the Board of Directors may modify, extend or renew options which are outstanding as granted under the Plan if otherwise consistent herewith. Notwithstanding the foregoing, no modification shall, without the prior written consent of the optionee, alter, impair or waive any rights or obligations of any option theretofore granted under the Plan.

17. INVESTMENT PURPOSES, ETC. Prior to the issuance or delivery of any shares of the common stock under the Plan, the person exercising the stock option may be required to (a) represent and warrant that the shares of the Common Stock to be acquired upon exercise of the stock option are being acquired for investment for the account of such person and not with a view to resale or other distribution thereof, (b) represent and warrant that such person will not, directly or indirectly, transfer, sell, assign, pledge, hypothecate or otherwise dispose of any such shares unless the transfer, sale, assignment, pledge, hypothecation or other disposition of the shares is pursuant to effective registrations under the 1933 Act and applicable state or foreign securities laws or pursuant to appropriate exemptions from any such registrations, (c) execute such further documents as may be reasonably required by the Board of Directors upon exercise of the option or any part thereof, including but not limited to stock transfer restrictions. The certificate or certificates representing the shares of the common stock to be issued or delivered upon exercise of a stock option may bear a legend evidencing the foregoing and other legends required by any applicable securities laws. Furthermore, nothing herein or any option granted hereunder shall require the Company or any subsidiary to issue any stock upon exercise of any option if the issuance would, in the opinion of counsel for the Company, constitute a violation of the Securities Act of 1933, as amended, the California securities laws, or any other applicable rule or regulation then in effect.

18. NO RIGHT TO CONTINUED EMPLOYMENT. This Plan, and any option granted under this Plan, shall not confer upon any optionee any right with respect to continued employment by or service to the Company or any subsidiary, nor shall they alter, modify, limit or interfere with any right or privilege of the Company or any subsidiary under any employment or service contract heretofore or hereinafter executed with any optionee, including the right to terminate any optionee's employment, directorship, or consultancy service, at any time for or without cause.


19. DISPOSITION OF INCENTIVE OPTION SHARES. Except (a) as provided in options to the Company and other holders of the stock contained in stock transfer restriction agreements to which the Company is a party, or (b) in connection with reorganizations or other transactions described in Section 12 hereof, no stock acquired by the exercise of an Incentive Option granted under the Plan shall be transferable, otherwise than by will or the laws of descent and distribution, within two (2) years after the date the option was granted or within one (1) year after the transfer of such share of stock to the optionee pursuant to the exercise of the option. Each certificate representing the acquired shares shall bear a legend to this effect.

20. COMPLIANCE WITH OTHER LAWS AND REGULATIONS. The Plan, the options granted hereunder and the obligation of the Company to sell and deliver stock under such options, shall be subject to all applicable federal and state laws, rules, regulations and to such approvals by any government or regulatory authority or investigative agency as may be required. The Company shall not be required to issue or deliver any certificates for shares of stock prior to (a) the listing of any such stock to be acquired pursuant to the exercise of any option on any stock exchange on which the stock may then be listed, and (b) the compliance with any registration requirements or qualification of such shares under any federal or state securities laws, or obtaining any ruling or waiver from any government body which the Company or it subsidiaries shall, in their sole discretion, determine to be necessary or advisable, or which, in the opinion of counsel to the Company or its subsidiaries, is otherwise required.

21. CORPORATE REORGANIZATIONS. Upon the dissolution or liquidation of the Company, or upon a reorganization, merger or consolidation of the Company as a result of which the outstanding securities of the class then subject to options hereunder are changed into or exchanged for cash or property or securities not of the Company's issue, or upon a sale of substantially all the property of the Company to, or the acquisition of stock representing more than eighty percent (80%) of the voting power of the stock of the Company then outstanding by another corporation or person, the Plan shall terminate, and all options theretofore granted hereunder shall terminate, unless provision be made in writing in connection with such transaction for the continuance of the Plan and/or for the assumption of options theretofore granted, or the substitution for such options of options covering the stock of a successor employer corporation, or a parent or a subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices, in which event the Plan and options theretofore granted shall continue in the manner and under the terms so provided. If the Plan and unexercised options shall terminate pursuant to the foregoing sentence, all persons entitled to exercise any unexercised portions of options then outstanding shall have the right, at such time prior to the consummation of the transaction causing such termination as the Company shall designate, to exercise the unexercised portions of their options, including the portions thereof which would, but for this Section 21, not yet be exercisable.

22. WITHHOLDING. If, upon exercise of any Nonstatutory Option (or any Incentive Option which is treated as a Nonstatutory Option because it fails to meet the requirements set forth herein for Incentive Options), the optionee fails to tender payment to the Company for any federal income tax withholding, the Board of Directors shall withhold from the optionee sufficient shares or fractional shares having a fair market value (determined under Section 11) equal to any amount which the Company is required to withhold under the Code.

23. AMENDMENT AND TERMINATION. The Company may alter, amend, suspend or terminate this Plan, provided that no such action shall deprive an optionee, without his consent, of any option granted to the optionee pursuant to this Plan or of any of such optionee's rights under such option. Except as herein provided no such action of the Company, unless approved by the shareholders of the Company within twelve months prior or twelve months after such action, may:

    a. increase the maximum number of shares for which options granted under this plan may be exercised;

    b.    reduce the minimum permissible exercise price;

    c.    extend the ten-year duration of this Plan set forth herein; or

    d. alter the class of employees eligible to receive options under the Plan.

24. PLAN DATE AND DURATION. The Plan shall take effect on the date it is adopted by the Board of Directors of the Company. Options may not be granted under this Plan more than ten years after the date of the adoption of this Plan, or of shareholder approval thereof, whichever is earlier.

                        NORTH AMERICAN SCIENTIFIC, INC.
                             7435 GREENBUSH AVENUE
                           NORTH HOLLYWOOD, CA 91605
              PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

    The undersigned hereby appoints L. Michael Cutrer and Irwin J. Gruverman, and each of them, attorney and proxy to represent the undersigned at the 1997 Annual Meeting of Stockholders of North American Scientific, Inc. (the "Company") to be held at the Holiday Inn at 150 E. Angeleno Avenue in Burbank, California at 10:00 a.m. local time, on Friday, March 28, 1997, or at any adjournment thereof, with all power which the undersigned would possess if personally present, and to vote all shares of stock of the Company which the undersigned may be entitled to vote at said Meeting as follows:

 1.   ELECTION OF DIRECTORS
      / / FOR all nominees listed below (unless name of nominee is crossed out) / / WITHHOLD AUTHORITY

      Irwin J. Gruverman     L. Michael Cutrer     Larry Berkin     Dr. Allan M.
Green                               Michael C. Lee

2.  PROPOSAL TO AMEND THE AMENDED AND RESTATED 1996 STOCK OPTION PLAN

            For  / /            Against  / /            Abstain  / /

3. PROPOSAL TO RATIFY THE SELECTION OF PRICE WATERHOUSE LLP AS INDEPENDENT AUDITORS

            For  / /            Against  / /            Abstain  / /

4. IN THEIR DISCRETION, ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING (which the Board of Directors does not know of prior to February 25,
    1997)

                Management recommends your vote FOR all proposals.

                          (CONTINUED ON REVERSE SIDE)

    THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES FOR DIRECTOR, FOR APPROVAL OF THE PROPOSED AMENDMENT TO THE AMENDED AND RESTATED 1996 STOCK OPTION PLAN AND FOR THE RATIFICATION OF THE SELECTION OF PRICE WATERHOUSE LLP AS INDEPENDENT AUDITORS, AND WILL CONFER THE AUTHORITY SET FORTH IN PARAGRAPH 4.

    Receipt is hereby acknowledged of the Notice of the Meeting and Proxy Statement dated February 25, 1997, as well as a copy of the Company's Annual Report for the fiscal year ended October 31, 1996.

                                                Dated:            , 1997.
                                                ________________________________
                                                ________________________________
                                                   (Signature of stockholder)

                                                When signing as attorney,
                                                executor, administrator, trustee
                                                or guardian, please give title.
                                                Each joint owner is requested to
                                                sign. If a corporation or
                                                partnership, please sign by an
                                                authorized officer or partner.
                                                Please sign in the same manner
                                                as your certificate(s) is (are)
                                                registered.

  Please complete, date, sign and return this proxy in the envelope provided.